                       UNIVERSAL HOSPITAL SERVICES, INC.

                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                         -------------------------------        ---------------------------
                                                             1996                1995              1996             1995
                                                         -----------          ----------        ----------       ----------

PRIMARY:

  Net (loss) income                                      ($ 38,248)           $  623,616        $  884,388       $1,482,407
                                                         ==================================================================

  Weighted average number of
   common shares outstanding during this
   period                                                5,445,911             5,411,859         5,445,590        5,425,981

  Add common equivalent
   shares relating to outstanding options
   to purchase common stock using the
   treasury stock method                                                          66,590            93,459           50,167
                                                         ------------------------------------------------------------------


    Weighted average number of common and
     common equivalent shares outstanding                5,445,911             5,478,449         5,539,049        5,476,148
                                                         ==================================================================

  Primary net (loss) earnings per common
   share                                                 ($   0.01)           $     0.11        $     0.16        $    0.27
                                                         ==================================================================



FULLY DILUTED:

  Net (loss) income                                      ($ 38,248)           $  623,616        $  884,388       $1,482,407
                                                         ==================================================================

  Weighted average number of
   common shares outstanding during this
   period                                                5,445,911             5,411,859         5,445,590        5,425,981

  Add common equivalent shares relating to
   outstanding options to purchase common
   stock using the treasury stock method                                          66,590            93,459           50,167
                                                         ------------------------------------------------------------------

    Weighted average number of common and
     common equivalent shares outstanding                5,445,911             5,478,449         5,539,049        5,476,148
                                                         ==================================================================

  Fully diluted net (loss) earnings per
   common share                                          ($   0.01)           $     0.11        $     0.16       $     0.27
                                                         ==================================================================




                                      16